Exhibit 5.1

World Trade Center East Two Seaport Lane Suite 300 Boston, MA 02210-2028 (617) 946-4800 fax (617) 946-4801 www.seyfarth.com

October 27, 2010

India Globalization Capital, Inc.
4336 Montgomery Ave.
Bethesda, Maryland, 20814

Re:	India Globalization Capital, Inc. - Registration Statement on Form S-1 – Registration No. 333-163867

Dear Ladies and Gentlemen:

We have acted as counsel to India Globalization Capital, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 originally filed on December 18, 2009, and as subsequently amended on March 9, 2010, April 28, 2010, May 10, 2010, May 12, 2010, October 1, 2010 and October 27, 2010 (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the sale by the Company of:

(i)	Up to 7,500,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”);
(ii)	warrants representing rights to purchase up to 2,500,000 shares of the Common Stock (the “Warrants”); and
(iii)	up to 2,500,000 shares of the Company’s common stock, $0.0001 par value per share issuable upon the exercise of the Warrants (the “Warrant Shares”).

Collectively, the Common Stock, the Warrants and the Warrant Shares are referred to herein as the “Securities.”

We have been advised by the Company that Warrants to purchase Common Stock may be directly issued by the Company to the purchasers of such Warrants, and the particular terms of any Warrants will be set forth in the form of Warrant Agreement (“Warrant Agreement”) filed with as an exhibit to the Registration Statement.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) an amendment to the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any amendment thereto; (viii) a definitive purchase or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company has reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; and (x) the certificates representing the Securities will be duly executed and delivered.

India Globalization Capital, Inc. October 27, 2010 Page 2

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company, which information we believe to be true and correct in all material respects.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1.           The Common Stock has been duly authorized ,and when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

2.           The Warrants have been duly authorized ,and when issued and sold in accordance with and in the manner described in the plan of distribution set forth, will constitute valid and legally binding obligations of the Company.

3.           The Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable when delivered and paid for upon exercise of Warrants in accordance with the terms of the Warrant Agreement.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Maryland and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Seyfarth Shaw LLP

SEYFARTH SHAW LLP